UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
VIA NET.WORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT DATED JUNE 2, 2005

POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS OF
VIA NET.WORKS, INC.

        The Special and Annual Meeting of Shareholders (including any adjournment or postponement thereof, the "Shareholder Meeting") of VIA NET.WORKS, Inc. ("VIA" or the "Company"), originally scheduled for June 29, 2005, has been postponed until July 22, 2005.

        THE SHAREHOLDER MEETING WILL BE HELD ON JULY 22, 2005 AT 6:00 P.M. UNITED KINGDOM TIME, AT THE HILTON LONDON HEATHROW AIRPORT, TERMINAL 4, HOUNSLOW MIDDLESEX, LONDON, TW6 3AF, UNITED KINGDOM.

        The Shareholder Meeting has been postponed to permit further solicitation of votes. Based on the proxies submitted to date, the proposals for the Sale Agreement and the Plan of Dissolution have the overwhelming support of the shareholders who have voted, but only one third of the total votes of the outstanding voting shares have been received to date.

        A revised notice of annual meeting of shareholders reflecting the postponement follows this notice. All references in the previously provided proxy statement and proxy card to the date, time and place of the meeting should be considered to be references to the date, time and place of the postponed meeting.

YOUR VOTE IS EXTREMELY IMPORTANT TO VIA

        As explained in our proxy material previously sent to you, after an extensive review, which included contacting approximately 30 potential buyers and 20 potential investors by PricewaterhouseCoopers, management determined the Asset Sale and Dissolution was in the best interest of all shareholders. The delay in the meeting date will reduce the amount realized in the Asset Sale. However, the transaction is still expected to produce sufficient funds to pay all outstanding liabilities and return approximately $7 million to shareholders.

        If shareholders fail to approve the proposals and the transaction is not completed, the Company would not have the funds to continue as a going concern. VIA likely would not be able to fund its operations for a period long enough to attract a favorable offer and would be left with few alternatives, all of which, in the Board's view, would return less value to you than the proposed Asset Sale.

        Institutional Shareholder Services (ISS) and Glass Lewis & Co, widely recognized as the leading independent proxy advisory firms, have recommended that their clients, comprised of sophisticated institutional investors, vote "FOR" the Company's proposed Asset Sale and Plan of Dissolution.

        Your Board of Directors unanimously believes the Proposals are in the best interests of all shareholders. You should know that not voting is the same as voting against the proposals. Every single vote is important. Please vote today!

VIA NET.WORKS, INC.

REVISED—NOTICE OF MEETING OF SHAREHOLDERS
TO BE HELD JULY 22, 2005

        NOTICE IS HEREBY GIVEN that a Special and Annual Meeting of Shareholders (including any adjournment or postponement thereof, the "Shareholder Meeting") of the Company will be held on July 22, 2005 at 6:00 PM, at the Hilton London Heathrow Airport, Terminal 4, Hounslow Middlesex, London, TW6 3AF, United Kingdom, for the following purposes:

        (1)   To consider and vote upon a proposal to approve and adopt the Sale and Purchase Agreement dated as of April 30, 2005 (the "Sale Agreement"), and the sale of substantially all the assets of the Company to Claranet Group Limited ("Claranet" or the "Purchaser"), and the assumption by the Purchaser of certain related liabilities pursuant to the Sale Agreement;

        (2)   To consider and vote upon a proposal to approve and adopt the dissolution (the "Dissolution") and the Plan of Complete Liquidation and Dissolution of VIA (the "Plan of Dissolution");

        (3)   To elect two Class II directors to serve for a three-year term;

        (4)   To authorize our board of directors to amend, at its discretion, our amended and restated certificate of incorporation by adopting one of two proposed amendments to effect a reverse stock split, either a one-for-ten reverse stock split or a one-for-twenty reverse stock split, of all the issued and outstanding shares of our common stock, par value $0.001 per share, without further approval of our shareholders, upon a determination by our board that a reverse stock split is in the best interests of our Company and our shareholders; and

        (5)   To transact such other business as may properly come before the Shareholder Meeting, or any postponements or adjournments thereof.

        Shareholders of record at the close of business on May 25, 2005 are eligible to vote at the meeting or any postponements or adjournments of the meeting. A complete list of shareholders entitled to vote will be available for inspection at the Company's offices at H. Walaardt Sacréstraat 401 1117 BM Schiphol, The Netherlands for a period of ten days prior to the meeting.

        Whether or not you plan to attend the meeting in person, please complete, sign and return the proxy that was previously sent to you promptly. If you grant a proxy by telephone, please follow the instructions on your proxy card. By doing so, you will help us ensure the presence of a quorum at the meeting. If you send your proxy, you will still be able to withdraw your proxy and vote your shares in person at the meeting if you wish.

        If you have any questions or need any assistance in voting your shares, please call D.F. King & Co., Inc., which is assisting VIA, toll free at (800) 488-8075 or collect at (212) 269-5550.

By Order of the Board of Directors

Matt S. Nydell Senior Vice President, General Counsel and Secretary

June 28, 2005

Press Release	Source: VIA NET.WORKS, Inc.

VIA NET.WORKS Announces Postponement of its Shareholder Meeting until July 22, 2005; Seeks Votes from Shareholders who have not yet Voted

AMSTERDAM, Netherlands, June 28, 2005—VIA NET.WORKS, Inc. (NASDAQ and Euronext: VNWI), announced today the postponement until July 22, 2005 of its Annual and Special meeting of shareholders originally scheduled for June 29, 2005. The company stated that its board of directors had determined to re-schedule the meeting to permit the company to seek additional shareholder votes in favor of the proposals put forth to the shareholders. The rescheduled meeting is to be held on July 22, 2005, beginning at 6:00 p.m. United Kingdom time, at the Hilton hotel at the London Heathrow Airport.

Two of the leading independent proxy advisory firms, Institutional Shareholder Services Inc. ("ISS") and Glass, Lewis & Co., have recommended a vote FOR the approval of all of proposals to be considered, including (i) to approve and adopt the Sale and Purchase Agreement (the "Sale Agreement"), and the sale of substantially all the assets of the Company to Claranet Group Limited; and (ii) to approve and adopt the dissolution and Plan of Complete Liquidation and Dissolution of VIA (the "Plan of Dissolution").

Based on the proxies submitted to date, the proposals for the Sale Agreement and the Plan of Dissolution have the overwhelming support of the shareholders who have voted, but only one third of the total votes of the outstanding voting shares have been received to date. VIA reported that its management and proxy solicitor, D.F. King & Co., Inc. will continue their efforts to reach as many of the company's shareholders as possible and encourage them to vote their shares.

Voting Instructions for Shareholders of VIA NET.WORKS, Inc. Holding through Dutch Custodian Banks or Brokers or Nederland Euroclear

If you hold shares through Dutch custodian banks or brokers or Nederland Euroclear, to vote your proxy, please contact your representative at the custodian bank or broker which holds your shares of VIA NET.WORKS, Inc. You must give the custodian bank or broker through whom you hold your shares specific instructions with respect to the shareholder proposals. Your custodian bank or broker will then submit voting instructions to our proxy solicitor, D.F. King & Co., Inc., by facsimile (+1 212 809-8839).

Custodial Banks and Brokers may obtain VIA NET.WORKS, Inc. proxy materials and proxy cards by emailing your request to Kristian Klein at kklein@dfking.com

If you have any questions, or need assistance in voting your shares, please contact Kristian Klein of D.F. King & Co., Inc. at +1 212 269-5550 extension 6832 or Steven Balet of MacKenzie Partners (UK) Limited at +44-207-170-4155.

About VIA NET.WORKS, Inc.

VIA NET.WORKS, Inc. (Nasdaq: VNWI; Euronext) provides business communication solutions to small- and medium-sized businesses in Europe and the United States. VIA offers a comprehensive portfolio of business communications services, including hosting, security, connectivity, networks, voice and professional services. Website: http://www.vianetworks.com.